BAS was the affiliated party involved in the underwriting
of all the following securities.
Fund Series	                         Fund
Columbia Funds Master Investment Trust	 COLUMBIA HIGH INCOME MASTER PORTFOLIO
Columbia Funds Master Investment Trust	 COLUMBIA LARGE CAP CORE MASTER
                                         PORTFOLIO

Fund	                                 Broker
COLUMBIA HIGH INCOME MASTER PORTFOLIO 	 CHASE SECURITIES INC
COLUMBIA LARGE CAP CORE MASTER PORTFOLIO CITIGROUP GLOBAL MARKETS/SALOMON BRO

Fund	                                 Security
COLUMBIA HIGH INCOME MASTER PORTFOLIO 	 CHAPARRAL ENERGY INC SRN 8.50% 12/1/15
COLUMBIA LARGE CAP CORE MASTER PORTFOLIO XL CAPITAL LTD. COMMON

Fund	                                 Trade Date	Quantity
COLUMBIA HIGH INCOME MASTER PORTFOLIO 	 11/22/2005	"2,140,000"
COLUMBIA LARGE CAP CORE MASTER PORTFOLIO 12/6/2005	"72,268"

Fund	                                 Price	        Amount
COLUMBIA HIGH INCOME MASTER PORTFOLIO 	 100.00000	"2,140,000"
COLUMBIA LARGE CAP CORE MASTER PORTFOLIO $65.00	        "4,697,420"